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                                                                   EXHIBIT 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Seagate Technology, Inc. of our report dated December 21, 1995 relating to the consolidated financial statements of Arcada Holdings, Inc., which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
San Jose, California
December 28, 1995